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                                                                    EXHIBIT 23.1





Tiffany & Co. Report on Form 10-K FY 1993

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                                                                   EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS

                                     ----




We consent to the incorporation by reference in the registration statement of Tiffany & Co. and Subsidiaries on Form S-8 (File No. 33-73262) of our report dated March 7, 1994, on our audits of the consolidated financial statements and financial statement schedules of Tiffany & Co. and Subsidiaries as of January 31, 1994 and 1993, and for the three years in the period ended January 31, 1994, which report is incorporated by reference in the Company's Annual Report on Form 10-K.



                                                      /s/ Coopers & Lybrand



New York, New York
April 6, 1994